Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

Wabash National Corporation Announces Second Quarter 2016 Results;

Delivers Best Ever Operating Performance in Company History and Increases Full-Year Outlook

•	Second quarter net income per diluted share of $0.53 increases 29 percent over prior year
•	Non-GAAP earnings of $0.55 per diluted share exceeds prior year period by 67 percent
•	Record quarter of operating income totaling $58.9 million increases 40 percent over prior year
•	Record gross margin and operating income margin of 19.3 percent and 12.5 percent, respectively
•	Reports full-year earnings guidance of $1.78 - $1.88 per diluted share representing a year over year improvement of 22 percent at the midpoint of the range
•	Non-GAAP full-year adjusted earnings guidance increases to $1.80 - $1.90 per diluted share representing a year over year improvement of 24 percent at the midpoint of the range

LAFAYETTE, Ind. – July 26, 2016 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the second quarter ended June 30, 2016.

Net income for the second quarter of 2016 was $35.5 million, or $0.53 per diluted share, compared to the second quarter 2015 net income of $28.6 million, or $0.41 per diluted share. Second quarter 2016 non-GAAP adjusted earnings increased $13.0 million, or 55 percent, over the prior year period. Non-GAAP adjusted earnings for the second quarter of 2016 excludes a non-recurring charge of $1.7 million in connection with the Company’s segment realignment announced during the quarter and effective for reporting purposes beginning with the second quarter. Non-GAAP adjusted earnings for the second quarter of 2015 excludes $8.3 million of gains from the sale of two former branch locations and a $0.3 million charge in connection with the refinancing of the Company’s asset based lending facility.

Net sales for the second quarter decreased 8 percent to $471 million from $515 million in the prior year quarter while operating income increased 40 percent on improved pricing and operational execution to $58.9 million, compared to $42.1 million for the second quarter of 2015. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the second quarter of 2016 was $72.8 million, an increase of $19.1 million, or 36 percent, compared to operating EBITDA for the prior year period. On a trailing twelve month basis, net sales totaled $2.0 billion, generating Operating EBITDA of $269.2 million, or 13.5 percent of net sales. The continued year-over-year improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategies, strong demand within the Commercial Trailer Products segment and outstanding operational execution across the Company’s manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except	June 30,	September 30,	December 31,	March 31,	June 30,
per share amounts)	2015	2015	2015	2016	2016

Net Sales	$514,831	$531,350	$543,711	$447,676	$471,438

Gross Profit Margin	14.1%	16.2%	16.2%	17.8%	19.3%

Income from Operations	$42,054	$56,389	$54,663	$48,185	$58,872

Income from Operations Margin	8.2%	10.6%	10.1%	10.8%	12.5%

Net Income	$28,649	$31,880	$33,286	$27,524	$35,531

Diluted EPS	$0.41	$0.47	$0.50	$0.42	$0.53

Non-GAAP Measures(1):
Operating EBITDA	$53,655	$68,030	$68,643	$59,819	$72,754

Operating EBITDA Margin	10.4%	12.8%	12.6%	13.4%	15.4%

Adjusted Earnings	$23,586	$31,880	$34,138	$27,831	$36,610

Adjusted Diluted EPS	$0.33	$0.47	$0.51	$0.42	$0.55

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “Second quarter results represent the best performance in our Company’s history as we set records for gross profit, income from operations and operating EBITDA. In addition, we established new records for gross profit margin and operating income margin of 19.3 percent and 12.5 percent, respectively, far surpassing the previous records set in the first quarter of 2016. The record financial performances of the Company over the past several quarters further demonstrate our commitment to operational excellence leveraging our long-standing expertise in lean manufacturing and process improvements, our continued strategy to favor margin over volume in the core trailer business as well as a strong demand environment within our Commercial Trailer Products segment.”

Mr. Giromini continued, “New trailer shipments for the second quarter were approximately 15,900, in-line with our previous guidance of 15,500 to 16,500 trailers driven by strong customer pick-ups. A healthy backlog of $860 million, overall trailer market projections well above replacement levels for the remainder of 2016 and outstanding operational execution across the business, have put us on pace to deliver another record year in 2016, our fifth consecutive year of record performance. As such, we are increasing our full-year adjusted earnings guidance to $1.80 to $1.90 per diluted share, representing a year-over-year improvement of 24 percent at the midpoint of this range.”

Second Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarters of 2016 and 2015, respectively. As previously announced, the Company has realigned its reporting segments. The former Retail segment will now be reported within both Commercial Trailer Products and Diversified Products, as applicable. The decision to strategically realign the Retail segment was made to strengthen the alignment between the Company’s manufacturing businesses and its retail sales and service operations, improve profitability and capitalize on growth opportunities. Prior year periods have been restated to reflect this new segment alignment. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products
Three months ended June 30,
2016
New trailers shipped	15,350	550
Net sales	$382,212	$92,870
Gross profit	$69,027	$22,938
Gross profit margin	18.1%	24.7%
Income from operations	$57,135	$10,258
Income from operations margin	14.9%	11.0%

2015
New trailers shipped	16,100	800
Net sales	$412,664	$105,306
Gross profit	$49,040	$23,687
Gross profit margin	11.9%	22.5%
Income from operations	$39,249	$9,769
Income from operations margin	9.5%	9.3%

Commercial Trailer Products’ net sales decreased $30 million, or 7 percent, primarily due to a decline in new trailer shipments of 5 percent as compared to the prior year period related to the timing of customer pick-ups. Despite the lower revenues, gross profit and gross profit margin increased $20.0 million and 620 basis points, respectively, as compared to the same period last year due to continued execution of a pricing strategy committed to favoring margin over volume and operational excellence within our manufacturing facilities. Operating income increased $17.9 million, or 46 percent, from the second quarter last year to $57.1 million.

Diversified Products’ net sales decreased $12 million, or 12 percent, primarily the result of lower tank trailer shipments and lower sales of non-trailer truck mounted equipment which was partially offset by increased demand for process systems and composite products as compared with the previous year period. Gross profit and operating income were comparable to the prior year period while gross profit margin and operating margins improved 220 basis points and 170 basis points, respectively, as compared to the prior year as a result of continued strong operational execution and product mix.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of goodwill and other intangible assets, and other non-operating income and expense. Management believes operating EBITDA provides useful information to investors regarding the Company’s results of operations. The Company provides this measure because we believe it is useful for investors to understand the Company’s performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the three- and six-month periods ending June 30, 2016 and 2015 reflect adjustments for non-recurring charges incurred in connection with the impairment of goodwill and other intangible assets, losses attributable to the Company’s extinguishment of debt as well as income recognized on sale of former retail branch locations. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance.

This release also contains guidance for earnings per diluted share that is estimated in accordance with the Company’s expectations of its GAAP results, as well as adjusted earnings per diluted share that excludes non-recurring charges incurred in connection with the impairment of goodwill and other and losses attributable to the Company’s extinguishment of debt. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share, and of the earnings per share guidance for both net income per diluted share and non-GAAP adjusted earnings per diluted share is included in the tables following this release.

Second Quarter 2016 Conference Call

Wabash National will conduct a conference call to review and discuss its second quarter results on July 27, 2016, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 19, 2016. Meeting access also will be available via conference call at 888-771-4371, participant code 42901491.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National(R), Beall(R), Benson(R), Brenner(R) Tank, Bulk Tank International, DuraPlate(R), Extract Technology(R), Garsite, Progress Tank, Transcraft(R), Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the Company’s adjusted earnings guidance for 2016, statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified products, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, and our growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net sales	$471,438	$514,831	$919,114	$952,428
Cost of sales	380,374	442,426	748,524	822,825
Gross profit	91,064	72,405	170,590	129,603

General and administrative expenses	18,495	17,852	37,887	35,903
Selling expenses	7,045	7,184	14,006	13,754
Amortization of intangibles	4,989	5,315	9,978	10,629
Impairment of goodwill	1,663	-	1,663	-
Income from operations	58,872	42,054	107,056	69,317

Other income (expense):
Interest expense	(3,937)	(4,802)	(8,032)	(9,975)
Other, net	(207)	8,069	(604)	2,687
Income before income taxes	54,728	45,321	98,420	62,029
Income tax expense	19,197	16,672	35,365	22,907
Net income	$35,531	$28,649	$63,055	$39,122
Basic net income per share	$0.55	$0.42	$0.97	$0.57
Diluted net income per share	$0.53	$0.41	$0.95	$0.55

Comprehensive income
Net income	$35,531	$28,649	$63,055	$39,122
Foreign currency translation adjustment	(559)	56	(656)	(247)
Net comprehensive income	$34,972	$28,705	$62,399	$38,875

Basic net income per share:
Net income applicable to common stockholders	$35,531	$28,649	$63,055	$39,122
Weighted average common shares outstanding	64,834	67,591	64,936	68,158
Basic net income per share	$0.55	$0.42	$0.97	$0.57

Diluted net income per share:
Net income applicable to common stockholders	$35,531	$28,649	$63,055	$39,122

Weighted average common shares outstanding	64,834	67,591	64,936	68,158
Dilutive shares from assumed conversion of convertible senior notes	1,057	2,047	529	1,888
Dilutive stock options and restricted stock	1,224	1,056	1,205	1,076
Diluted weighted average common shares outstanding	67,115	70,694	66,670	71,122
Diluted net income per share	$0.53	$0.41	$0.95	$0.55

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Dollars in thousands)
(Unaudited)

	Commercial	Diversified	Corporate and
Three Months Ended June 30,	Trailer Products	Products	Eliminations	Consolidated
2016
New trailers shipped	15,350	550	-	15,900
Used trailers shipped	300	50	-	350

New Trailers	$359,763	$34,229	$-	$393,992
Used Trailers	3,427	1,093	-	4,520
Components, parts and service	14,869	31,958	(3,644)	43,183
Equipment and other	4,153	25,590	-	29,743
Total net external sales	$382,212	$92,870	$(3,644)	$471,438

Gross profit	$69,027	$22,938	$(901)	$91,064
Income (Loss) from operations	$57,135	$10,258	$(8,521)	$58,872

2015
New trailers shipped	16,100	800	-	16,900
Used trailers shipped	600	50	-	650

New Trailers	$384,442	$51,236	$-	$435,678
Used Trailers	9,226	1,323	-	10,549
Components, parts and service	15,616	30,723	(3,139)	43,200
Equipment and other	3,380	22,024	-	25,404
Total net external sales	$412,664	$105,306	$(3,139)	$514,831

Gross profit	$49,040	$23,687	$(322)	$72,405
Income (Loss) from operations	$39,249	$9,769	$(6,964)	$42,054

Six Months Ended June 30,
2016
New trailers shipped	29,350	1,050	-	30,400
Used trailers shipped	550	50	-	600

New Trailers	$701,796	$64,005	$-	$765,801
Used Trailers	7,279	1,994	-	9,273
Components, parts and service	29,070	59,345	(6,297)	82,118
Equipment and other	8,107	53,815	-	61,922
Total net external sales	$746,252	$179,159	$(6,297)	$919,114

Gross profit	$129,423	$43,148	$(1,981)	$170,590
Income (Loss) from operations	$107,392	$17,247	$(17,583)	$107,056

2015
New trailers shipped	29,550	1,700	-	31,250
Used trailers shipped	900	100	-	1,000

New Trailers	$691,696	$105,254	$-	$796,950
Used Trailers	13,640	2,492	-	16,132
Components, parts and service	29,619	60,917	(5,823)	84,713
Equipment and other	6,898	47,783	(48)	54,633
Total net external sales	$741,853	$216,446	$(5,871)	$952,428

Gross profit	$81,312	$49,032	$(741)	$129,603
Income (Loss) from operations	$62,159	$21,124	$(13,966)	$69,317

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$187,600	$178,853
Accounts receivable	131,951	152,824
Inventories	213,016	166,982
Deferred income taxes	-	22,431
Prepaid expenses and other	25,328	8,417
Total current assets	$557,895	$529,507

Property, plant and equipment	137,722	140,438

Deferred income taxes	20,500	1,358

Goodwill	148,229	149,718

Intangible assets	104,541	114,616

Other assets	17,706	14,033
	$986,593	$949,670

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,457	$37,611
Current portion of capital lease obligations	629	806
Accounts payable	109,388	79,618
Other accrued liabilities	89,115	93,042
Total current liabilities	$201,589	$211,077

Long-term debt	277,853	274,885

Capital lease obligations	1,609	1,875

Deferred income taxes	583	1,497

Other noncurrent liabilities	22,719	20,525

Commitments and contingencies	-	-

Stockholders' equity	482,240	439,811
	$986,593	$949,670

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)
	Six Months Ended June 30,
	2016	2015

Cash flows from operating activities
Net income	$63,055	$39,122
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8,173	8,305
Amortization of intangibles	9,978	10,629
Net loss/(gain) on the sale of assets	17	(8,326)
Deferred income taxes	1,770	(218)
Excess tax benefits from stock-based compensation	(605)	-
Loss on debt extinguishment	487	5,620
Stock-based compensation	5,702	4,539
Impairment of goodwill	1,663	-
Non-cash interest expense	1,830	2,262
Changes in operating assets and liabilities
Accounts receivable	20,873	(7,106)
Inventories	(46,034)	(66,756)
Prepaid expenses and other	(16,911)	(3,593)
Accounts payable and accrued liabilities	25,154	57,362
Other, net	1,113	619
Net cash provided by operating activities	$76,265	$42,459

Cash flows from investing activities
Capital expenditures	(8,115)	(5,350)
Proceeds from the sale of property, plant and equipment	17	13,168
Other, net	-	(10,000)
Net cash used in investing activities	$(8,098)	$(2,182)

Cash flows from financing activities
Proceeds from exercise of stock options	1,397	1,847
Excess tax benefits from stock-based compensation	605	-
Borrowings under revolving credit facilities	316	416
Payments under revolving credit facilities	(316)	(416)
Principal payments under capital lease obligations	(443)	(746)
Proceeds from issuance of term loan credit facility	-	192,845
Principal payments under term loan credit facility	(964)	(193,327)
Principal payments under industrial revenue bond	(256)	(246)
Debt issuance costs paid	-	(2,467)
Stock repurchase	(17,698)	(41,653)
Convertible senior notes repurchase	(42,061)	-
Other, net	-	(3,079)
Net cash used in financing activities	$(59,420)	$(46,826)

Net increase (decrease) in cash and cash equivalents	$8,747	$(6,549)
Cash and cash equivalents at beginning of period	178,853	146,113
Cash and cash equivalents at end of period	$187,600	$139,564

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

Operating EBITDA[1]:
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$35,531	$28,649	$63,055	$39,122
Income tax expense	19,197	16,672	35,365	22,907
Interest expense	3,937	4,802	8,032	9,975
Depreciation and amortization	8,987	9,482	18,151	18,934
Stock-based compensation	3,232	2,119	5,702	4,539
Impairment of goodwill	1,663	-	1,663	-
Other non-operating (income) expense	207	(8,069)	604	(2,687)
Operating EBITDA	$72,754	$53,655	$132,572	$92,790

	Three Months Ended				Trailing Twelve Months
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	June 30, 2016
Net income	$31,880	$33,286	$27,524	$35,531	$128,221
Income tax expense	19,538	16,578	16,168	19,197	71,481
Interest expense	4,784	4,789	4,095	3,937	17,605
Depreciation and amortization	9,525	9,538	9,164	8,987	37,214
Stock-based compensation	2,116	3,355	2,470	3,232	11,173
Impairment of goodwill	-	-	-	1,663	1,663
Impairment of intangibles	-	1,087	-	-	1,087
Other non-operating (income) expense	187	10	398	207	802
Operating EBITDA	$68,030	$68,643	$59,819	$72,754	$269,246

Adjusted Earnings[2]:
	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$35,531	$0.53	$28,649	$0.41	$63,055	$0.95	$39,122	$0.55

Adjustments:
Branch transactions, net of taxes	-	-	(5,274)	(0.07)	-	-	(5,274)	(0.07)
Loss on debt extinguishment, net of taxes	-	-	211	-	307	-	3,525	0.05
Impairment of goodwill, net of taxes	1,079	0.02	-	-	1,079	0.02	-	-

Adjusted earnings	$36,610	$0.55	$23,586	$0.33	$64,441	$0.97	$37,373	$0.53

Weighted Average # of Diluted Shares O/S	67,115		70,694		66,670		71,122

	Three Months Ended
	September 30, 2015		December 31, 2015		March 31, 2016
	$	Per Share	$	Per Share	$	Per Share

Net Income	$31,880	$0.47	$33,286	$0.50	$27,524	$0.42

Adjustments:
Loss on debt extinguishment, net of taxes	-	-	126	-	307	-
Impairment of goodwill, net of taxes	-	-	-	-	-	-
Impairment of intangibles, net of taxes	-	-	726	0.01	-	-
Branch transactions, net of taxes	-	-	-	-	-	-

Adjusted earnings	$31,880	$0.47	$34,138	$0.51	$27,831	$0.42

Weighted Average # of Diluted Shares O/S	68,042		67,218		66,224

Full Year Earnings Guidance[3]:
	Range
	Low Estimate	High Estimate

Estimated Full-Year Net Income per Diluted Share	1.78	1.88

Adjustments:
Loss on debt extinguishment, net of taxes	-	-
Impairment of goodwill, net of taxes	0.02	0.02

Estimated Full-Year Adjusted Earnings per Diluted Share	$1.80	$1.90

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other operating income and expense and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to losses incurred in connection with the Company’s impairment of goodwill.  Historically, we have also excluded income recognized on the sale of former retail branch locations, as well as charges incurred for extinguishment of debt and impairment of intangible assets.

3Forward-looking estimates of net income per diluted share does not reflect certain future charges and/or credits that are inherently difficult to predict and estimate due to their uncertainty in timing and amount.  This would include but not be limited to losses incurred for extinguishment of debt, sale or impairment of Company assets, gains or losses on transition of branch activities as well as other unknown items at the time of this release.